                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-00
MASTER SERVICING DIVISION

DEAL REFERENCE                                                       93-2A            93-2C            93-2D           93-2E.A
                                                                     ------           ------           ------          -------
BEGINNING SECURITY BALANCE                                      $20,400,556.38   $61,062,740.17   $37,229,769.18   $24,482,240.54
  Loans Repurchased                                                         --               --               --               --
  Scheduled Principal Distribution                                   35,711.64        98,475.76       364,007.65       223,985.73
  Additional Principal Distribution                                   9,555.18        73,324.48        33,731.51        10,838.81
  Liquidations Distribution                                         550,205.00       274,641.14       264,546.70       270,438.45
  Accelerated Prepayments                                                   --               --               --               --
  Adjustments (Cash)                                                        --               --               --               --
  Adjustments (Non-Cash)                                                    --               --               --               --
  Losses/Foreclosures                                                       --               --               --               --
  Special Hazard Account                                                    --               --               --               --
                                                                --------------   --------------   --------------   --------------
                                      Ending Security Balance   $19,805,084.56   $60,616,298.79   $36,567,483.32   $23,976,977.55
                                                                ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                         $   125,309.04   $   372,965.25   $   208,535.72   $   134,607.50
Compensating Interest                                                 2,290.98           303.44         1,299.64           901.55

  Trustee Fee (Tx. Com. Bk.)                                            229.51           763.28           465.37           265.22
  Pool Insurance Premium (PMI Mtg. Ins.)                                    --               --               --         5,386.09
  Pool Insurance (GE Mort. Ins.)                                      4,936.93               --         5,993.99               --
  Pool Insurance (United Guaranty Ins.)                                     --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                              --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                             969.03               --               --               --
  Bond Manager Fee (Capstead)                                           323.01           763.28           542.93           306.03
  Excess Compensating Interest (Capstead)                                   --               --               --               --
  Administrative Fee (Capstead)                                         552.53         2,544.30         1,163.49           867.11
  Administrative Fee (Other)                                                --               --               --               --
  Excess-Fees                                                               --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                                 --               --               --               --
  Other                                                                     --               --               --               --
                                                                --------------   --------------   --------------   --------------
                                                   Total Fees         7,011.01         4,070.86         8,165.78         6,824.45
                                                                --------------   --------------   --------------   --------------
 Servicing Fee                                                        5,957.78        15,840.32        10,271.23         6,844.81
 Interest on Accelerated Prepayments                                        --               --               --               --
                                                                --------------   --------------   --------------   --------------
                                  Total Interest Distribution   $   140,568.81   $   393,179.87   $   228,272.37   $   149,178.31
                                                                ==============   ==============   ==============   ==============
LOAN COUNT                                                                  79              236              200              128
WEIGHTED AVERAGE PASS-THROUGH RATE                                 7.505678823      7.335445916      6.763470135       6.64199258

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-00
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2E.B             93-2G             1995-A             1996-A
                                                                 -------             ------            ------             ------
BEGINNING SECURITY BALANCE                                   $ 68,413,523.27   $ 99,313,717.09   $ 24,580,023.18   $ 18,733,274.90
  Loans Repurchased                                                       --                --                --                --
  Scheduled Principal Distribution                                106,399.77        162,045.45         26,185.78         25,370.64
  Additional Principal Distribution                                24,236.94         37,525.01          5,957.40         94,795.69
  Liquidations Distribution                                               --        966,892.27        600,418.27         95,588.78
  Accelerated Prepayments                                                 --                --                --                --
  Adjustments (Cash)                                                      --                --                --                --
  Adjustments (Non-Cash)                                                  --                --                --                --
  Losses/Foreclosures                                                     --                --                --                --
  Special Hazard Account                                                  --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                                   Ending Security Balance   $ 68,282,886.56   $ 98,147,254.36   $ 23,947,461.73   $ 18,517,519.79
                                                             ===============   ===============   ===============   ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                      $    404,237.82   $    589,117.80    $   169,397.77   $    119,392.04
Compensating Interest                                                     --          2,496.97                --                --

  Trustee Fee (Tx. Com. Bk.)                                          741.15          1,117.28            204.83            234.17
  Pool Insurance Premium (PMI Mtg. Ins.)                           15,050.98                --                --                --
  Pool Insurance (GE Mort. Ins.)                                          --                --          9,217.51          5,395.18
  Pool Insurance (United Guaranty Ins.)                                   --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                            --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                               --                --                --                --
  Bond Manager Fee (Capstead)                                         855.17          1,241.42                --                --
  Excess Compensating Interest (Capstead)                                 --                --          1,080.90            609.90
  Administrative Fee (Capstead)                                     2,423.01          4,138.18            625.15            780.60
  Administrative Fee (Other)                                              --                --                --                --
  Excess-Fees                                                             --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                               --                --            563.29            429.30
  Other                                                                   --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                                                Total Fees         19,070.31          6,496.88         11,691.68          7,449.15
                                                             ---------------   ---------------   ---------------   ---------------
 Servicing Fee                                                     17,827.71         24,671.78          7,681.29          5,166.95
 Interest on Accelerated Prepayments                                      --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                               Total Interest Distribution   $    441,135.84   $    622,783.43    $   188,770.74   $    132,008.14
                                                             ===============   ===============   ===============   ===============
LOAN COUNT                                                               244               375               116                72
WEIGHTED AVERAGE PASS-THROUGH RATE                               7.090489728       7.148435733       8.270021656       7.647912539

                                                                    EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-00
MASTER SERVICING DIVISION

DEAL REFERENCE                                                    1996-B          1996-C.1           1996-C.2           1996-C.3
                                                                  -------         ---------          ---------          --------
BEGINNING SECURITY BALANCE                                   $ 37,990,336.69   $  5,800,403.84   $ 11,965,411.12   $ 11,600,679.86
  Loans Repurchased                                                       --                --                --                --
  Scheduled Principal Distribution                                 45,972.03          5,713.43         13,593.01         11,002.97
  Additional Principal Distribution                                 8,519.04            255.24          4,833.84          1,882.68
  Liquidations Distribution                                     1,196,532.85        280,940.63        507,176.77      1,432,571.37
  Accelerated Prepayments                                                 --                --                --                --
  Adjustments (Cash)                                                      --                --                --                --
  Adjustments (Non-Cash)                                                  --                --                --                --
  Losses/Foreclosures                                                     --                --                --                --
  Special Hazard Account                                                  --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                                   Ending Security Balance   $ 36,739,312.77   $  5,513,494.54   $ 11,439,807.50   $ 10,155,222.84
                                                             ===============   ===============   ===============   ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                      $    248,300.93   $     41,851.11     $   81,688.13   $     77,924.86
Compensating Interest                                                     --                --          2,379.46                --

  Trustee Fee (Tx. Com. Bk.)                                          474.88             72.50             99.71             96.68
  Pool Insurance Premium (PMI Mtg. Ins.)                           10,266.89                --                --                --
  Pool Insurance (GE Mort. Ins.)                                          --          1,670.51                --                --
  Pool Insurance (United Guaranty Ins.)                                   --                --                --          4,321.25
  Backup for Pool Insurance (Fin. Sec. Assur.)                        981.81                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                               --                --                --                --
  Bond Manager Fee (Capstead)                                             --                --                --          2,376.46
  Excess Compensating Interest (Capstead)                           3,856.05            148.98            193.04          3,679.56
  Administrative Fee (Capstead)                                     1,582.97            290.03            249.32            482.42
  Administrative Fee (Other)                                              --                --                --                --
  Excess-Fees                                                             --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                         1,098.56            132.93                --            335.46
  Other                                                                   --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                                                Total Fees         18,261.16          2,314.95            542.07         11,291.83
                                                             ---------------   ---------------   ---------------   ---------------

 Servicing Fee                                                     11,315.46          1,812.63          2,768.22          3,625.19
 Interest on Accelerated Prepayments                                      --                --                --                --
                                                             ---------------   ---------------   ---------------   ---------------
                               Total Interest Distribution   $    277,877.55   $     45,978.69     $   87,377.88   $     92,841.88
                                                             ===============   ===============   ===============   ===============
LOAN COUNT                                                               140                28                60                53
WEIGHTED AVERAGE PASS-THROUGH RATE                               7.843076476       8.658247492       8.431060746          8.306546